IMAGIS TECHNOLOGIES AND ORION SCIENTIFIC SYSTEMS COMPLETES DEPLOYMENT OF ONE OF THE LARGEST DIGITAL IMAGING SHARING SYSTEMS IN THE UNITED STATES

Imagis' face recognition technology now in use at 30 public-safety agencies in Alameda County, California

Vancouver, Canada; October 21, 2002 - Imagis Technologies Inc.("Imagis") (OTCBB:IGSTF; TSX:NAB; Germany:IGY), a leading developer of law enforcement software and biometric systems using advanced facial and image recognition technology, together with its business partner, ORION Scientific Systems ("ORION"), announced today that it has successfully completed the deployment of the Multi-agency Uniform Imaging System (MUGS) for Alameda County, California. This deployment represents one of the first countywide, digital imaging sharing systems for law enforcement agencies in the United States.

This new system replaces the traditional labor-intensive and costly processes involved in film-based mug shots, ink fingerprinting, and the hardcopy filing of police records at numerous storage locations throughout the county. The MUGS application, via Imagis' face recognition technology, enables public safety and law enforcement agencies to investigate a suspect or offender using only a digitized photo or composite drawing. This includes searching previous arrest records and interfacing with centralized repositories at Alameda County's Central Identification Bureau. Once identified, offender records are easily updated with biographical data, officer's remarks, and compared to the national Automated Fingerprint Identification System (AFIS).

"We are extremely pleased with the recent final acceptance of the MUGS application by the Alameda County Sheriff's Office," said Eric Zidenberg, Vice President of ORION. "With the Sheriff's acceptance, the county now has a countywide digital imaging sharing system that ties together 30 law enforcement agencies. The combination of the interface, developed to hook into the county's mainframe database and Imagis' CABS Computerized Arrest and Booking System makes the system technically unique. Furthermore, this architecture makes expansion to surrounding counties - whereby a wider information-sharing network would be established - both possible and feasible. As the prime contractor on this project, we are extremely proud of the project and the team effort put forth by ORION, Imagis, the Alameda County Sheriff's Office, and the law enforcement agencies within the county."

"The MUGS system has enabled us to retire our antiquated film booking cameras, saving the cost of film and camera maintenance, and the cost and delay of film processing. The new computerized booking photos are available throughout the County within minutes of when they were taken." stated Lt. Masterson. "the way the system was constructed it works together with our existing mainframe criminal justice system and our Livescans, reducing repetitive entries and inconsistent data. Using the system it is possible for an officer in any law enforcement agency in the County to create a line-up in minutes rather than days."

"In a recent case, where an individual had been tied to a crime scene by fingerprints, it was possible to print out a booking photo and have it available for the victim the same day," pointed out Lt. Masterson. "The people who use the system every day have found it speeds up their work and, if used properly, greatly reduces error. One of the benefits of the project was the implementation of a management process that enabled all County law enforcement agencies to participate in the project as it went along. This process will hopefully carry forward in similar projects requiring the cooperation of the Alameda County law enforcement community."

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Imagis Technologies Inc.
News Release
October 21, 2002

Police Departments in Alameda County include the cities of Albany, Berkeley, Emeryville, Piedmont, Alameda, Oakland, San Leandro, Hayward, Union City, Newark, Fremont, Dublin, Livermore and Pleasanton. Each city department is connected to local-area networks at 13 booking facilities across the county. Other county public safety agencies connected to the system include the Santa Rita Jail; the District Attorney's Offices in Fremont, Oakland, Hayward, and Pleasanton; and the Oakland, Castro Valley, Dublin and Hayward Highway Patrol stations; UC Berkeley PD, Cal State Hayward PD, East Bay Regional Park District PD, Oakland Housing Authority PD, and Lawrence Livermore National Laboratory PD.

Confirmation of this final acceptance by the Alameda County Sheriff's Office triggers the final payment in the previously announced US$2.65 million total contract (US$1.2 million to Imagis) during the fourth fiscal quarter of 2002. The final payment to Imagis is US$500,000.00.

About ORION

ORION Scientific Systems, an international software consulting firm located in Sacramento California, is a multidisciplinary research, analysis, consulting, and software development firm that specializes in solving complex, information processing based problems-particularly those encountered by decision makers, business managers, and operations or support activities. ORION has been developing high-end state of the art information processing and intelligence systems for the United States government for over 20 years. In addition, ORION has been a leader in the Web-based network systems, adapting many of its existing systems to Web-based technology as well as developing tools and applications to serve this growing environment. www.orionsci.com

About Alameda County

With a population of 1.444 million, Alameda County covers 813 square miles and extends from the eastern shore of San Francisco Bay easterly to San Joaquin County. There are 14 incorporated cities in the county, of which Oakland, Hayward, and Fremont are some of the best known. The Alameda County Sheriff's Office also operates two correctional facilities including the Santa Rita Jail, which houses approximately 3,500 inmates in 18 separate housing units.

About Imagis Technologies Inc.

Imagis Technologies (OTCBB:IGSTF; TSX:NAB; Germany:NAB) is a leading developer of biometric systems using advanced facial and image recognition technology. This includes biometric security solutions and facial identification solutions for such industry sectors as law enforcement, airports, customs and immigration, driver's licenses and passports, and other government agencies. In addition to offering stand-alone software solutions (ID2000TM Face Recognition Software and the CABSTM Computerized and Booking System), Imagis provides system integrators and other third-party solution providers with products that simplify their ability to deploy groundbreaking technology. This includes an easy-to-integrate Software Development Kit (SDK) for face recognition and an integrator's environment that facilitates Web-based image and information sharing.

The company, whose chairman is Oliver "Buck" Revell, the former Associate Deputy Director of the FBI, has 141 installations of its software in the United States, the United Kingdom, Canada, Latin America and Asia Pacific, including one of the UK's national police agencies, more than 50 RCMP detachments across Canada, over 40 police departments across the US, New Zealand Customs, and Toronto's Pearson International Airport.

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Imagis Technologies Inc.
News Release
October 21, 2002

Imagis' technology has been endorsed by leading security agencies and police organizations around the world as an effective tool in identifying criminals, reducing fraud, assisting investigations, and preventing terrorism. More details on Imagis can be found on the Web at www.imagistechnologies.com

On behalf of the Board,
"Rory Godinho"
Corporate Secretary

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Forward Looking Statements: The press release contains statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include the risks and uncertainties described in our Form 10-KSB filed with the United States Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Imagis Technologies Inc.

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